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                                                                     Exhibit 11

Computation of Weighted Average Shares Outstanding

A)  Weighted average shares used to calculate primary earnings per share:

                                                           THREE-MONTH        THREE-MONTH
                                                          PERIOD ENDED       PERIOD ENDED
                                                          JUNE 30, 1997      JUNE 30, 1996
                                                          -------------      -------------
Beginning Shares outstanding...............................8,476,978         6,292,478
     Issuance of Common Stock...............................       -           857,143
     Employee Stock Options
          Treasury Stock Method.............................  78,745             7,777
     Exercise of Employee Stock
           options...........................................  1,269                -
                                                           ---------         ---------
Weighted average shares outstanding........................8,556,992         7,157,398
                                                           =========         =========

                                                           SIX-MONTH          SIX-MONTH
                                                          PERIOD ENDED        PERIOD ENDED
                                                          JUNE 30, 1997      JUNE 30, 1996
                                                          -------------      -------------
Beginning Shares outstanding...............................8,292,478         6,110,479
     Issuance of Common Stock.............................   145,577           428,571
     Issuance of Preferred Stock
       As if converted from beginning of all
       periods presented (SAB No. 83)......................        -           181,999
     Employee Stock Options
          Treasury Stock Method............................   78,400             3,889
     Exercise of Employee Stock options....................    7,168                 -
                                                           ---------         ---------
Weighted average shares outstanding........................8,523,623         6,724,938
                                                           =========         =========

B)  Weighted average shares used to calculate fully-diluted earnings per share:

                                                           THREE-MONTH        THREE-MONTH
                                                          PERIOD ENDED       PERIOD ENDED
                                                          JUNE 30, 1997      JUNE 30, 1996
                                                          -------------      -------------
Beginning Shares outstanding...............................8,476,978         6,292,478
     Issuance of Common Stock..............................        -           857,143
     Employee Stock Options
          Treasury Stock Method............................  104,409            31,095
     Exercise of Employee Stock
           options.........................................    1,269                 -
                                                           ---------         ---------
Weighted average shares outstanding........................8,582,656         7,180,716
                                                           =========         =========

                                                            SIX-MONTH          SIX-MONTH
                                                          PERIOD ENDED        PERIOD ENDED
                                                          JUNE 30, 1997      JUNE 30, 1996
                                                          -------------      -------------
Beginning Shares outstanding...............................8,292,478         6,110,479
     Issuance of Common Stock................................145,577           428,571
     Issuance of Preferred Stock
       As if converted from beginning of all
       periods presented (SAB No. 83)......................        -           181,999
     Employee Stock Options
          Treasury Stock Method............................   91,231            15,547
     Exercise of Employee Stock options....................    7,169                 -
                                                           ---------         ---------
Weighted average shares outstanding........................8,536,455         6,736,596
                                                           =========         =========
